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                                                                    Exhibit 99.1


                            ISRAELI SHARE OPTION PLAN

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                                   Appendix A




                           SIGVALUE TECHNOLOGIES INC.


                                    THE 2003
                            ISRAELI STOCK OPTION PLAN


   (*In compliance with Amendment No. 132 of the Israeli Tax Ordinance, 2002)


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                                Table of Contents

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                                                                                                             Page
1.    NAME.....................................................................................................1

2.    PURPOSE OF THE ISOP......................................................................................1

3.    DEFINITIONS..............................................................................................1

4.    ADMINISTRATION OF THE ISOP...............................................................................4

5.    DESIGNATION OF PARTICIPANTS..............................................................................5

6.    DESIGNATION OF OPTIONS PURSUANT TO SECTION 102...........................................................6

7.    TRUSTEE..................................................................................................7

8.    SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON........................................................7

9.    PURCHASE PRICE...........................................................................................8

10.   ADJUSTMENTS..............................................................................................8

11.   TERM AND EXERCISE OP OPTIONS............................................................................10

12.   SHARES SUBJECT TO RIGHT OF FIRST REFUSAL................................................................11

13.   VESTING OF OPTIONS......................................................................................12

14.   DIVIDENDS...............................................................................................12

15.   ASSIGNABILITY AND SALE OF OPTIONS.......................................................................12

16.   TERM OF THE ISOP........................................................................................13

17.   AMENDMENTS OR TERMINATION...............................................................................13

18.   GOVERNMENT REGULATIONS & JURISDICTION...................................................................13

19.   CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES.............................................................13

20.   TAX CONSEQUENCES........................................................................................13

21.   NON-EXCLUSIVITY OF THE ISOP.............................................................................14

22.   MULTIPLE AGREEMENTS.....................................................................................14


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                            ISRAELI SHARE OPTION PLAN

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1.       NAME

         This plan, as amended from time to time, shall be known as the SigValue Technologies Inc. 2003 Israeli Stock Option Plan (the "ISOP").

2.       PURPOSE OF THE ISOP

         The ISOP is intended as an incentive to retain, in the employ of SigValue Technologies Inc. (the "Company") and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees directors, consultants and service providers, whose services are considered valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

3.       DEFINITIONS

         As used herein, the following definitions shall apply:

3.1 "AFFILIATE" means any "employing company" within the meaning of Section 102(a) of the Ordinance.

3.2 "APPROVED 102 OPTION" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

3.3      "BOARD" means the Board of Directors of the Company.

3.4      "CAPITAL GAIN OPTION" or "CGO" as defined in Section 6.4 below.

3.5 "CAUSE" shall mean (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the CEO which involves the business of the Company or its affiliates and was capable of being lawfully performed;
         (iii) embezzlement of funds of the Company or its affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; and (v) any conduct (other than conduct in good faith) reasonably determined by the Board of Directors to be materially detrimental to the Company.

3.6      "CHAIRMAN" means the chairman of the Committee.

3.7 "COMMITTEE" means a share option compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

3.8      "COMPANY" means SigValue Technologies Inc.


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3.9      "COMPANIES LAW" means the Israeli Companies Law 5759-1999.

3.10     "CONTROLLING SHAREHOLDER" shall have the meaning ascribed to it in
         Section 32(9) of the Ordinance.

3.11 "DATE OF GRANT" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.

3.12 "EMPLOYEE" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.

3.13 "EXPIRATION DATE" means the date upon which an Option shall expire, as set forth in Section 11.2 of the ISOP.

3.14 "FAIR MARKET VALUE" means, as of any date, the value of a Share determined as follows:

         (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or The NASDAQ SmallCap Market of the NASDAQ Stock Market , the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Committee deems reliable. Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company's shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company's shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be;

         (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

         (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

3.15     "IPO" means the initial public offering of the Company's shares.

3.16     "ISOP" means this 2003 Israeli Share Option Plan.

3.17     "ITA" means the Israeli Tax Authorities.


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                            ISRAELI SHARE OPTION PLAN

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3.18     "NON-EMPLOYEE" means a consultant, adviser, service provider,
         Controlling Shareholder or any other person who is not an Employee.

3.19     "ORDINARY INCOME OPTION" or "OIO" as defined in Section 6.5 below.

3.20 "OPTION" means an option to purchase one or more Shares of the Company pursuant to the ISOP.

3.21 "102 OPTION" means any Option granted to Employees pursuant to Section 102 of the Ordinance.

3.22 "3(i) OPTION" means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

3.23 "OPTIONEE" means a person who receives or holds an Option under the ISOP.

3.24 "OPTION AGREEMENT" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.

3.25 "ORDINANCE" means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

3.26     "PURCHASE PRICE" means the price for each Share subject to an Option.

3.27 "SECTION 102" means section 102 of the Ordinance as now in effect or as hereafter amended.

3.28 "SHARE" means the ordinary shares, U.S. $0.01 par value each, of the Company.

3.29 "SUCCESSOR COMPANY" means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

3.30 "TRANSACTION" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

3.31 "TRUSTEE" means any individual appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

3.32 "UNAPPROVED 102 OPTION" means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

3.33 "VESTED OPTION" means any Option, which has already been vested according to the Vesting Dates.


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                            ISRAELI SHARE OPTION PLAN

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3.34     "VESTING DATES" means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 13 of the ISOP.

4.       ADMINISTRATION OF THE ISOP

         The Board shall have the power to administer the ISOP either directly or upon the recommendation of the Committee, all as provided by applicable law and in the Company's incorporation documents. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

         The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine all in accordance with the Company's By-Laws or Certificate of Incorporation. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         Any member of such Committee shall be eligible to receive Options under the ISOP while serving on the Committee, unless otherwise specified herein and subject to any applicable law.

         The Committee shall have full power and authority to:

4.1      Designate participants;

4.2 Determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares in the Company to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture;

4.3 Accelerate of the right of an Optionee to exercise, in whole or in part, any previously granted Option;

4.4      Make an election as to the type of Approved 102 Option;

4.5      Designate the type of Options;

4.6      Interpret the provisions and supervise the administration of the ISOP;

4.7      Determine the Fair Market Value of the Shares;

4.8 Determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP.

         The Committee shall have the authority to grant, subject to the Company's By-Laws or Certificate of Incorporation, in its discretion, to the holder of an outstanding Option, in


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                            ISRAELI SHARE OPTION PLAN

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         exchange for the surrender and cancellation of such Option, a new
         Option having a purchase price equal to, lower than or higher than the Purchase Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP and in accordance with the Company's By-Laws or Certificate of Incorporation.

         All decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP and subject to the Company's By-Laws or Certificate of Incorporation shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by all of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

         The interpretation and construction by the Committee of any provision of the ISOP or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board. Subject to the company's decision and to all approvals legally required, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's By-Laws or Certificate of Incorporation, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

5.       DESIGNATION OF PARTICIPANTS

         The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and
         (iii) Controlling Shareholders may only be granted 3(i) Options.

         The grant of an Option hereunder shall neither entitle the Optionee thereof to participate nor disqualify him from participating in, any other grant of Options pursuant to the ISOP or any other option or stock plan of the Company or any of its affiliates.To the extent applicable and anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the applicable corporate law, as in effect from time to time.


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                            ISRAELI SHARE OPTION PLAN

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6.       DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

6.1      The Company may designate Options granted to Employees pursuant to
         Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2 The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 16 below, and shall be conditioned upon the approval of this ISOP by the ITA.

6.3 Approved 102 Option may either be classified as Capital Gain Option ("CGO") or Ordinary Income Option ("OIO").

6.4 Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

6.5 Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

6.6 The Company's election of the type of Approved 102 Options as CGO or OIO granted to Employees (the "ELECTION"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of
         Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

6.7 All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

6.9 With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer's permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.


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7.       TRUSTEE

7.1 Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "HOLDING PERIOD"). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

7.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

7.3      With respect to any Approved 102 Option, subject to the provisions of
         Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

8.       SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

8.1 The Company has reserved 15,005 authorized but unissued Shares for the purposes of the ISOP and for the purpose of any other stock option plans which may be adopted by the Company in the future, subject to adjustment as set forth in paragraph 9 below. Any of such Shares covered by the ISOP, which remain unissued and are not subject to outstanding Options at the termination of the ISOP, shall cease to be reserved for the purpose of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares therefore subject to such Option may again be subjected to an Option under the ISOP.

8.2 Until an IPO, the Shares issued upon the exercise of Options shall be voted by an irrevocable Proxy (attached hereto as EXHIBIT "C" to the Option Agreement)(the "PROXY") pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board. Such person or persons designated by the Board


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         shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company's By-Laws or Certificate of Incorporation, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to Approved 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

8.3 Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state a number of the Shares to which the Option relates and the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option).

9.       PURCHASE PRICE

9.1 The Purchase Price of each Share subject to an Option granted or any portion thereof shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee, and in any event not less than the nominal value of the shares subject to the Option

9.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

10.      ADJUSTMENTS

         Upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided:

10.1 In the event of a Transaction while unexercised Options remain outstanding under the ISOP, then each unexercised Option shall be assumed, or substituted for by an appropriate number of shares, of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) which were distributed to the shareholders of the Company in respect of such shares. In the case of such assumption and/or substitution of shares, appropriate adjustments shall be made in the Purchase Price to reflect such action, and all other terms and conditions of the Option Agreements, such as the Vesting Dates, shall remain in force, all as will be determined by the Committee whose determination shall be final.


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10.2     Notwithstanding the above and subject to any applicable law, unless the
         Board or the Committee determines otherwise with respect to certain Option Agreements, there shall be a clause in each Option Agreement instructing that if in any such Transaction as described in section
         10.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, all unexercised Options shall be expired as of the date of the Transaction.

10.3 For the purposes of section 10.1 above, the Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of Shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding Shares in the Transaction; and provided further that the Committee may determine, in its discretion and subject to the board's approval, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

10.4 If the Company is liquidated or dissolved while unexercised Options remain outstanding under the ISOP, then the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

10.5 If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend (bonus shares), stock split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of Shares subject to the ISOP or subject to any Options therefore granted, and the purchase prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate purchase price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in paragraph 6 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.


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10.6     Anything herein to the contrary notwithstanding, if prior to the completion of an IPO all or substantially all of the shares of the Company are to be sold, or upon a Transaction, reorganization or the like, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

11.      TERM AND EXERCISE OF OPTIONS

11.1 Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Company and the Trustee when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and the payment of the Purchase Price at its principal office (the "DATE OF EXERCISE"). The notice shall specify the number of Shares with respect to which the Option is being exercised.

11.2 Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and - (ii) the expiration of any extended period in any of the events set forth in Section 11.5 below.

11.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 11.5 below and unless the Board or Committee resolves otherwise, the Optionee is employed by or providing services to the Company or its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

11.4 Subject to the provisions of Section 11.5 below, in the event of termination of Optionee's employment or service with the Company or any of its Affiliates all Options granted to him will immediately expire. A notice of termination of employment or services shall be deemed to constitute termination of employment or services.

11.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee's Option Agreement, an Option may be exercised after the date of termination of Optionee's service or employment with the Company or any Affiliate of the Company only with respect to the number of Options already vested and unexpired at the time of such termination according to the Vesting Dates and Expiration Date of the Options set forth in exhibit B of such Optionee's Option Agreement, and only provided that either:

         11.5.1 prior to the date of such termination, the Board or Committee shall authorize an extension of the terms of all or part of the Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable; or -


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         11.5.2   such termination is without Cause, in which event the Options may be exercised within a period of 90 days from the date of such termination; or -

         11.5.3 termination is the result of death or disability of the Optionee, in which event the Options may be exercised within a period of 12 (twelve) months from such date of termination.

         For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

11.6 Subject to the provisions of Section 12 below, the holders of Options shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of
         Section 7 of the ISOP.

11.7 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

11.8 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

12.      SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

12.1 Notwithstanding anything to the contrary in the By-Laws or Certificate of Incorporation of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company.

12.2 The sale of Shares by the Optionee shall be subject to the right of first refusal of other shareholders as set forth in the By-Laws or Certificate of Incorporation of the Company. In the event that the By-Laws or Certificate of Incorporation of the Company shall not contain any provision regarding rights of first refusal, then, unless otherwise provided by the Board, until such time as the Company shall effectuate an IPO, the sale of Shares issuable upon exercise of an Option, shall be subject to a right of first refusal on the part of the Repurchaser(s).

         Repurchaser(s) means (i) the Company, if permitted by applicable laws;
         (ii) if the Company is not permitted by applicable laws, then any affiliate of the Company designated by a unanimous decision reached by the Board; or (iii) if no unanimous decision is reached by the Board, then the company's existing shareholders (save, for


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                            ISRAELI SHARE OPTION PLAN

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         avoidance of doubt , for other Optionees who already exercised their
         Options), pro rata in accordance with their shareholding.

         The right of first refusal shall not be exercised before the lapse of 6 months and one day following the later of the exercise of an option or the issuance of shares. The Optionee shall not sell shares during such six-month period. The Optionee shall give a notice of sale (the "NOTICE") to the Company in order to offer the Shares to the Repurchaser(s), and the Company will forward the Notice to the existing shareholders.

         The Notice shall specify the Number of Shares offered for sale, the price per Share, the payment terms the name of each proposed purchaser or other Transferee (the "PROPOSED TRANSFEREE"). The Repurchaser(s) will be entitled for 30 days from the day of receipt of the Notice (the "30 DAYS PERIOD"), to purchase all or part of the offered Shares. If by the end of the 30 Days Period not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee will be entitled to sell such Shares at any time during the 90 days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee.

13.      VESTING OF OPTIONS

         Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

         An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Optionees may vary.

14.      DIVIDENDS

         With respect to all Shares (in contrast to unexercised Options) issued upon the exercise of Options purchased by the Optionee and held by the Optionee or the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's incorporation documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

15.      ASSIGNABILITY AND SALE OF OPTIONS

         No Option, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to them given to any third party whatsoever, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such


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                            ISRAELI SHARE OPTION PLAN

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         action made directly or indirectly, for an immediate validation or for a future one, shall be void.

         As long as the Shares are held by the Trustee in favor of the Optionee, than all rights the last possesses over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

16.      TERM OF THE ISOP

         The ISOP shall be effective as of the date that it is adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption.

17.      AMENDMENTS OR TERMINATION

         The Board may, at any time and from time to time, but after consultation with the Trustee, amend, alter or discontinue the ISOP, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option therefore granted, without his written consent. Termination of the ISOP shall not affect the Committee's and/or the Board's ability to exercise the powers granted to it hereunder with respect to the Options granted under the ISOP prior to the date of such termination.

18.      GOVERNMENT REGULATIONS & JURISDICTION

         The ISOP, the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

19.      CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

         Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee's services and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

20.      TAX CONSEQUENCES

         Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to


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                            ISRAELI SHARE OPTION PLAN

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         the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

         The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.      NON-EXCLUSIVITY OF THE ISOP

         The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock Options otherwise then under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22.      MULTIPLE AGREEMENTS

         The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Committee may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.


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